EXHIBIT 99.1

2U, Inc. Reports First Quarter 2014 Financial Results

Revenue up 38% over first quarter of 2013

Landover, MD, May 12, 2014  — 2U, Inc. (NASDAQ:TWOU), a leading provider of cloud-based software-as-a-service solutions for leading nonprofit colleges and universities to deliver their high-quality degree programs online, today reported financial and operating results for the three months ended March 31, 2014.

First Quarter Results

•                  Revenue was $26.3 million, an increase of 38% percent from the $19.1 million in the first quarter of 2013.

•                  Net loss attributable to common stockholders, on a GAAP basis, was $(7.1) million, or $(0.93) per share, compared to $(3.8) million, or $(0.52) per share, in the first quarter of 2013. Pro forma net loss per share was $(0.20).

•                  Adjusted EBITDA loss was $(3.8) million, compared to $(2.4) million in the first quarter of 2013.

“I am very pleased with our first quarter revenue growth, driven largely by an increase in full course equivalent enrollments in our university partner programs,” said Chip Paucek, 2U’s Chief Executive Officer.  “We are also very pleased with our earnings trajectory, as our Adjusted EBITDA loss came in well below forecast.  This is despite investments we have made to accelerate our program launch schedule.”

Recent Program Developments

The company continues to build its portfolio of new programs and offerings in existing programs for launch during the remainder of 2014 and in 2015.  New developments include:

•                  Dual Master of Laws (LL.M.) degree between Tecnológico de Monterrey, a leading university in Latin America, and the Washington University in St Louis School of Law.  This is the company’s first degree with a non-U.S. university, expected to launch in 2014.

•                  Two doctorate degrees with the University of Southern California, including a Doctor of Education with the Rossier School of Education and a Doctor of Social Work with the USC School of Social Work, each expected to launch in 2015.

•                  Master of Business Administration degree with Syracuse University’s Martin J. Whitman School of Management, expected to launch in 2015. This will be 2U’s second MBA program.

•                  Master of Accounting with University of North Carolina Chapel Hill’s Kenan-Flagler Business School, expected to launch in 2015, pending university approval.

A full list of launched or confirmed programs and program offerings may be found on the last page of this release.

Outlook for Second Quarter and Full Year 2014

Based on information available as of today, 2U is issuing the following guidance for the second quarter and full year of 2014.

(in millions except per share information)	2Q 2014	FY 2014
Revenue	$23.3 - $24.1	$104.5 - $107.5
Net Loss Attributable to Common Stockholders	$(11.9) –$(11.2)	$(33.3) – $(31.0)
Weighted Average Common Shares	39.7	32.0
Net Loss per Common Share	$(0.30) – $(0.28)	$(1.04) – $(0.97)
Pro Forma Weighted Average Common Shares	40.0	38.0
Pro Forma Net Loss per Common Share	$(0.30) – $(0.28)	$(0.85) – $(0.79)
Adjusted EBITDA	$(8.3) – $(7.7)	$(19.7) – $(17.7)
Equity Compensation Expense	$2.2 - $2.3	$7.7 -$8.0

For the second quarter, guidance reflects the normal seasonal decline in 2U’s revenue and earnings measures. Based on the academic calendars set by the company’s university partners, the programs 2U enables typically have fewer class days in session during the second quarter than in any other quarter, which impacts revenue recognition.

Non-GAAP Measure

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, we use adjusted EBITDA which is a non-GAAP financial measure.

Adjusted EBITDA is defined as net income available to common stockholders before preferred stock accretion, net interest income (expense), other income (expense), taxes, depreciation and amortization, and equity compensation expense and some or all of these items may not be applicable in any given reporting period.  The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements.  Adjusted EBITDA is a key metric used by the company’s management to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes and it provides useful information to investors relating to 2U’s financial condition and results of operations.  This financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. 2U urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.  In addition, this financial measure may be different from non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the reconciliation table on the last page of this press release under the heading “Reconciliation of Non-GAAP Measure”.

Conference Call Information

What:	2U, Inc.’s first quarter 2014 financial results conference call

When:	Monday, May 12, 2014

Time:	5:00 p.m. ET

Live Call:	(877) 359-9508

Webcast:	http://investor.2u.com

About 2U, Inc. (NASDAQ: TWOU)

Founded in 2008 by a team of education and technology veterans, 2U enables leading colleges and universities to deliver their high quality education to qualified students anywhere. Our cloud-based software-as-a-service platform provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support, and graduate their students. Our mission is to enable the education our clients provide to reach its highest potential so students can reach theirs.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in the registration statement (including a prospectus) that 2U has filed with the Securities and Exchange Commission.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

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2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2013	March 31, 2014	Pro Forma March 31, 2014 (1)
		(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,012	$5,699	$106,190
Accounts receivable, net	1,835	632	632
Advance to clients, current	581	324	324
Prepaid expenses	1,763	2,871	2,871
Total current assets	11,191	9,526	110,017
Property and equipment, net	5,231	5,662	5,662
Capitalized content development costs, net	8,904	9,680	9,680
Other non-current assets	3,326	5,211	5,211
Total assets	$28,652	$30,079	$130,570
Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$5,089	$9,264	$9,264
Accrued expenses and other current liabilities	12,025	9,378	9,378
Deferred revenue	1,266	5,777	5,777
Refunds payable	1,831	2,040	2,040
Total current liabilities	20,211	26,459	26,459
Rebate reserve	1,571	1,574	1,574
Other non-current liabilities	847	1,561	747
Total liabilities	22,629	29,594	28,780
Commitments and contingencies
Redeemable convertible preferred stock:
Redeemable convertible Series A preferred stock, $0.001 par value, 10,033,976 shares authorized, issued and outstanding as of December 31, 2013 and March 31, 2014; no shares issued and outstanding pro forma; liquidation preference of $12,732 as of March 31, 2014	12,384	12,419	—
Redeemable convertible Series B preferred stock, $0.001 par value, 5,057,901 shares authorized, issued and outstanding as of December 31, 2013 and March 31, 2014; no shares issued and outstanding pro forma; liquidation preference of $22,564 as of March 31, 2014	22,210	22,246	—
Redeemable convertible Series C preferred stock, $0.001 par value, 4,429,601 shares authorized, issued and outstanding as of December 31, 2013 and March 31, 2014; no shares issued and outstanding pro forma; liquidation preference of $32,519 as of March 31, 2014	32,405	32,416	—
Redeemable convertible Series D preferred stock, $0.001 par value, 4,069,352 shares authorized, 3,979,730 issued and outstanding as of December 31, 2013 and March 31, 2014; no shares issued and outstanding pro forma; liquidation preference of $31,100 as of March 31, 2014	31,048	31,053	—
Total redeemable convertible preferred stock	98,047	98,134	—
Stockholders’ (deficit) equity:
Common stock, $0.001 par value, 60,000,000 shares authorized, 7,629,133 issued and outstanding as of December 31, 2013; 7,769,589 issued and outstanding as of March 31, 2014; 39,897,174 shares issued and outstanding pro forma	8	8	40
Additional paid-in capital	7,817	9,242	208,649
Accumulated deficit	(99,849)	(106,899)	(106,899)
Total stockholders’ (deficit) equity	(92,024)	(97,649)	101,790
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$28,652	$30,079	$130,570

(1) On April 2, 2014, 2U, Inc. closed the initial public offering of its common stock (“IPO”) in which we issued and sold 8,626,377 shares of our common stock, including the partial exercise of the underwriters’ over-allotment option. Upon the closing of the IPO, all shares of our then-outstanding redeemable convertible preferred stock automatically converted into an aggregate of 23,501,208 shares of common stock, based on the shares of redeemable convertible preferred stock outstanding as of March 31, 2014. In addition, the outstanding Series D warrants automatically converted into warrants to purchase common stock, and the preferred stock warrant liability of $0.8 million as of April 2, 2014 was converted to additional paid-in capital. Unaudited pro forma stockholders’ equity, as adjusted for the assumed conversion of the redeemable convertible preferred stock and the conversion of the Series D warrant liability, is set forth on the unaudited March 31, 2014 pro forma balance sheet.

2U, Inc. believes that the unaudited pro forma balance sheet provides material information to investors, as the conversion of its redeemable convertible preferred stock to common stock and the conversion of the Series D warrant to a common stock warrant occurred upon the closing of the IPO, and therefore the disclosure of pro forma stockholders’ equity provides a measure of equity that is comparable to what will be reported by 2U, Inc. in its financial statements for periods subsequent to April 2, 2014.

2U, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2013	2014
Revenue	$19,134	$26,332
Costs and expenses:
Servicing and support	5,018	6,248
Technology and content development	3,235	5,674
Program marketing and sales	11,770	15,241
General and administrative	2,871	5,436
Total costs and expenses	22,894	32,599
Loss from operations	(3,760)	(6,267)
Other income (expense):
Interest expense	8	(784)
Interest income	6	1
Total other income (expense)	14	(783)
Loss before income taxes	(3,746)	(7,050)
Income tax expense	—	—
Net loss	(3,746)	(7,050)
Preferred stock accretion	(87)	(87)
Net loss attributable to common stockholders	$(3,833)	$(7,137)
Net loss per share attributable to common stockholders, basic and diluted	$(0.52)	$(0.93)
Weighted average common shares outstanding, basic and diluted	7,386,133	7,698,709
Pro forma net loss per share attributable to common stockholders, basic and diluted (1)		$(0.20)
Pro forma weighted average common shares outstanding, basic and diluted (1)		31,199,917

(1) The unaudited pro forma net loss per share for the three months ended March 31, 2014 assumes (i) the conversion of all outstanding shares of redeemable convertible preferred stock into an aggregate of 23,501,208 shares of common stock as of January 1, 2014, and (ii) the conversion of the Series D warrants to common stock warrants as of January 1, 2014. The amounts recorded to adjust the Series D warrant to fair value have been added back to net loss to arrive at pro forma net loss.

2U, Inc. believes that the unaudited pro forma net loss per share provides material information to investors, as the conversion of its redeemable convertible preferred stock to common stock and the conversion of the Series D warrant to a common stock warrant occurred upon the closing of the IPO, and therefore the disclosure of pro forma net loss per share provides a measure of net loss per share that is comparable to what will be reported by 2U, Inc. in its financial statements for periods subsequent to April 2, 2014.

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2013	2014
Cash flows from operating activities
Net loss	$(3,746)	$(7,050)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	926	1,283
Stock-based compensation expense	436	1,195
Change in the fair value of the Series D redeemable convertible preferred stock warrant	(8)	688
Loss on asset disposal	—	2
Changes in operating assets and liabilities:
Accounts receivable, net	(404)	1,203
Advances to clients	—	257
Prepaid expenses	(1,487)	(1,108)
Other assets	(361)	(23)
Accounts payable	434	4,244
Accrued expenses and other current liabilities	1,714	(3,020)
Deferred revenue	3,378	4,511
Refunds payable	(18)	209
Rebate reserve	20	3
Other liabilities	15	80
Net cash provided by operating activities	899	2,474
Cash flows from investing activities
Expenditures for property, equipment, and internally developed software	(790)	(1,116)
Capitalized content cost expenditures	(771)	(1,505)
Other investing activities	—	(17)
Net cash used in investing activities	(1,561)	(2,638)
Cash flows from financing activities
Payment of deferred offering costs	—	(1,411)
Proceeds from exercise of stock options	—	262
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	4,994	—
Net cash provided by (used in) financing activities	4,994	(1,149)
Net increase (decrease) in cash and cash equivalents	4,332	(1,313)
Cash and cash equivalents, beginning of period	25,190	7,012
Cash and cash equivalents, end of period	$29,522	$5,699
Supplemental disclosure of noncash investing and financing activities
Accretion of issuance costs on redeemable convertible preferred stock	$87	$87
Accrued capital expenditures	236	73
Deferred offering costs included in accounts payable and accrued expenses	—	1,504
Common stock granted in exchange for consulting services received	—	55

2U, Inc.

Reconciliation of Non-GAAP Measure

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss for each of the periods indicated:

	Three Months Ended March 31,
	2013	2014
	(unaudited, in thousands)
Net loss	$(3,746)	$(7,050)
Adjustments:
Interest expense	(8)	784
Interest income	(6)	(1)
Depreciation and amortization expense	926	1,283
Stock-based compensation expense	436	1,195
Total adjustments	1,348	3,261
Adjusted EBITDA (loss)	$(2,398)	$(3,789)

Key Financial Performance Metrics

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the periods presented.

	Q2 ‘12	Q3 ‘12	Q4 ‘12	Q1 ‘13	Q2 ‘13	Q3 ‘13	Q4 ‘13	Q1 ‘14
Full course equivalent enrollments in our clients’ programs	5,524	5,098	6,332	7,650	6,950	7,673	9,065	9,809

Average revenue per full course equivalent enrollment in our clients’ programs	$2,420	$2,547	$2,593	$2,501	$2,689	$2,672	$2,736	$2,685

Platform Revenue Retention Rate

The following table sets forth our platform revenue retention rate for the periods presented, as well as the number of programs included in the platform revenue retention rate calculation.

	Three Months Ended March 31,
	2013	2014
Platform revenue retention rate	145.3%	122.3%
Number of programs included in comparison (1)	4	4

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

2U, Inc.

Program List

University	School	2U-Enabled Program	Program Launch Date	Program Offerings
University of Southern California	Rossier School of Education	USC Rossier Online	April 2009	Master of Arts in Teaching Master of Arts in Teaching, TESOL Master of Education in Teacher Leadership Doctor of Education (est. early 2015)
University of Southern California	School of Social Work	MSW@USC	October 2010	Master of Social Work Master of Social Work - Advanced Standing Doctor of Social Work (est. late 2015)
Georgetown University	School of Nursing and Health Studies	Nursing@Georgetown	March 2011	Master of Science in Nursing - Family Nurse Practitioner - Nurse-Midwifery/Women’s Health Nurse Practitioner - Adult Gerontology-Acute Care Nurse Practitioner/Clinical Nurse Specialist
University of North Carolina at Chapel Hill	Kenan-Flagler Business School	MBA@UNC	July 2011	Master of Business Administration Master of Accounting (1) (est. mid-2015)
Washington University in St. Louis	School of Law	@WashULaw	January 2013	Master of Laws in U.S. Laws Dual Master of Laws in U.S. Law/Maestría en Práctica Jurídica Internacional with Tecnológico de Monterrey (est. late 2014)
University of North Carolina at Chapel Hill	School of Government	MPA@UNC	January 2013	Master of Public Administration
American University	School of International Service	International Relations Online	May 2013	Master of Arts in International Relations
The George Washington University	Milken Institute School of Public Health	MPH@GW	June 2013	Master of Public Health
Simmons College	School of Nursing and Health Sciences	Nursing@Simmons	October 2013	Master of Science in Nursing
University of California, Berkeley	School of Information	DataScience@Berkeley	January 2014	Master of Information and Data Science
The George Washington University	Milken Institute School of Public Health	MHA@GW	April 2014	Executive Master of Health Administration
Simmons College	School of Social Work	SocialWork@Simmons	July 2014	Master of Social Work
Simmons College	School of Nursing and Health Sciences	Nursing@Simmons	October 2014	RN to Bachelor of Science in Nursing RN to Master of Science in Nursing
Syracuse University	Martin J. Whitman School of Management	MBA@Syracuse	Early 2015	Master of Business Administration
Syracuse University	S.I. Newhouse School of Public Communications	Communications@Syracuse (1)	2015	Master of Communications

Italics indicate an additional 2U-enabled program in a degree vertical

(1) Subject to the program receiving university, state and accreditation approvals